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                                                                   EXHIBIT 10.17

                              FIRST AMENDMENT TO
                         PARAGON HEALTH NETWORK, INC.
                         1997 LONG-TERM INCENTIVE PLAN

     THIS FIRST AMENDMENT is made on the     day of         , 1998, by Paragon
                                         ---        --------
Health Network, Inc., a Delaware corporation (the "Corporation").

                                 INTRODUCTION
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     WHEREAS, the Corporation adopted the Paragon Health Network, Inc. 1997
Long-Term Incentive Plan (the "Plan"), effective November 4, 1997;

     WHEREAS, the stockholders of the Corporation approved the Plan at the
          Meeting of Stockholders held on                , 199  ;
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     WHEREAS, the Corporation has entered into an Agreement and Plan of Merger, dated April 13, 1998 with Mariner Health Group, Inc. ("Mariner") and Paragon Acquisition Sub, Inc. ("Sub"), pursuant to which Mariner will merge with and into Sub with Mariner surviving as a wholly-owned subsidiary of the Corporation (the "Merger");

     WHEREAS, in connection with the Merger, the Corporation intends to issue options to certain of the directors and officers of Mariner, and after the issuance of such options, the Corporation will have insufficient shares of common stock, par value $.01 per share, of the Corporation ("Common Stock") available under the Plan to continue to utilize the Plan as a component of compensation for qualified officers, key employees and consultants; and

     WHEREAS, the Corporation desires to amend the Plan to increase the number of shares of Common Stock authorized for issuance under the Plan from 6,000,000 (adjusted to reflect a three-for-one stock split that occurred on December 30, 1997, whereby the number of shares of Common Stock available for issuance under the Plan was increased from 2,000,000 to 6,000,000 pursuant to Section 6.7 of the Plan) to 10,000,000 shares.


                                   AMENDMENT
                                   ---------

     NOW, THEREFORE, effective July 31, 1998 and subject to approval by the holders of Common Stock, the first sentence of Section 1.5 of the Plan is hereby amended and modified by as follows:

          "Subject to adjustment as provided in Section 6.7, 10,000,000 shares of Common Stock shall be available under this Plan, reduced by the sum of the aggregate number of shares of Common
          Stock which become subject to outstanding options, including
          Director Options, outstanding Free-Standing SARs, outstanding
          Stock Awards and outstanding Performance Shares."
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     Except as specifically provided for herein, the Plan shall remain in full force and effect as prior to this First Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the day and year first above written.


                                               PARAGON HEALTH NETWORK, INC.


                                               By:
                                                   -------------------------

                                               Title:
                                                      ----------------------

ATTEST:


By:
    -------------------------

Title:
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          [CORPORATE SEAL]


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